Exhibit (a)(5)(K)

The following are excerpts from the transcript of the conference call held by QUALCOMM Incorporated on April 19, 2017, regarding the financial performance of QUALCOMM Incorporated for the quarter ended March 26, 2017, which excerpts relate to the pending acquisition of NXP Semiconductors N.V.:

Operator

Your next question comes from the line of James Faucette with Morgan Stanley.

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James Eugene Faucette - Morgan Stanley, Research Division - Executive Director

And then, I did want to touch quickly on the NXPI acquisition. Any update on timing of other regulatory body approvals?

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Donald J. Rosenberg - QUALCOMM Incorporated - EVP, General Counsel and Corporate Secretary

And this is Don. On the NXP question. So yes, we’re pretty much moving as expected. As Steve mentioned, we’ve passed the HSR process in the U.S. We should be filing very shortly in Europe, and that — and we’ve filed in China already. That has not yet been docketed by China, but it’s there. And we would anticipate filing in the other jurisdictions very quickly after we’ve completed filing in Europe. So we believe we’re still on track and we’re moving forward.

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Additional Information and Where to Find It

This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any common shares of NXP Semiconductors N.V. (“NXP”) or any other securities. Qualcomm River Holdings B.V. (“Buyer”), an indirect, wholly owned subsidiary of Qualcomm Incorporated (“Qualcomm”), has filed a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal, and related documents with the United States Securities and Exchange Commission (the “SEC”) and NXP has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the tender offer. The offer to purchase common shares of NXP is only being made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO, in each case as amended from time to time. THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 CONTAIN IMPORTANT INFORMATION. SHAREHOLDERS OF NXP ARE URGED TO READ THESE DOCUMENTS, AS FILED AND AS MAY BE AMENDED FROM TIME TO TIME, CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT SUCH HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. Investors and security holders may obtain a free copy of these statements and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov. In addition, free copies of these documents may be obtained by contacting Innisfree M&A Incorporated, the information agent for the tender offer, toll free at (888) 750-5834 (for shareholders) or collect at (212) 750-5833 (for banks and brokers).

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Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “may”, “plan”, “project”, “predict”, “should” and “‘will” and similar expressions as they relate to Qualcomm, Buyer or NXP are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties concerning the parties’ ability to complete the tender offer and close the proposed transaction, the expected closing date of the transaction, the financing of the transaction, the anticipated benefits and synergies of the transaction, anticipated future combined businesses, operations, products and services, and liquidity, debt repayment and capital return expectations. Actual events or results may differ materially from those described in this document due to a number of important factors. These factors include, among others, the outcome of regulatory reviews of the proposed transaction; the ability of the parties to complete the transaction; the ability of Qualcomm to successfully integrate NXP’s businesses, operations (including manufacturing and supply operations), sales and distribution channels, business and financial systems and infrastructures, research and development, technologies, products, services and employees; the ability of the parties to retain their customers and suppliers; the ability of the parties to minimize the diversion of their managements’ attention from ongoing business matters; Qualcomm’s ability to manage the increased scale, complexity and globalization of its business, operations and employee base post-closing; and other risks detailed in Qualcomm’s and NXP’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K and NXP’s most recent Annual Report on Form 20-F and in any subsequent reports on Form 6-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com, and SEC filings for NXP are available in the Investor Relations section of NXP’s website at www.nxp.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.